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                                                                    Draft 1/1/05

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2005

                                 Assurant, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                         001-31978              39-1126612
(State or Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                  File Number)         Identification No.)

                      One Chase Manhattan Plaza, 41st Floor
                            New York, New York 10005
                    (Address of Principal Executive Offices)

                                 (212) 859-7000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On January 13, 2005, Assurant, Inc. (the "Company") entered into a Termination and Amendment Agreement, dated as of January 10, 2005 (the "Termination and Amendment Agreement"), with Fortis Insurance N.V. ("Fortis"), a stockholder of the Company. The Termination and Amendment Agreement will amend the existing Registration Rights Agreement, dated as of February 10, 2004 (the "Registration Rights Agreement"), between the Company and Fortis and, as described below in Item 1.02, will terminate the existing Shareholders' Agreement, dated as of February 10, 2004 (the "Shareholders' Agreement"), between the Company and Fortis. The Termination and Amendment Agreement will become effective upon the closing of the offering of common stock of the Company by Fortis to the public in an underwritten secondary offering (the "Offering") pursuant to a registration statement on Form S-1 (File No. 333-121820). The existing Registration Rights Agreement and Shareholders' Agreement will remain in full force and effect unless and until the closing of the offering occurs.

     The Termination and Amendment Agreement will amend the Registration Rights Agreement so that it provides that, in the event of any registration of securities of the Company that involve an underwritten offering pursuant to the rights granted under the Registration Rights Agreement to Fortis and its affiliates that are stockholders of the Company, the Company may select the lead managing underwriter or underwriters and bookrunner or bookrunners for such underwritten offering after consultation with Fortis and such affiliates. The Termination and Amendment Agreement will further amend the Registration Rights Agreement so that it provides that the Company and Fortis and its affiliates that are stockholders of the Company will each pay its own expenses with respect to any offering pursuant to the Registration Rights Agreement that is publicly announced after January 10, 2005. In addition, the Termination and Amendment Agreement will eliminate the right of Fortis and its affiliates that are stockholders of the Company to demand registration rights with respect to certain hedging transactions. All other terms of the Registration Rights Agreement will remain in effect. The Termination and Amendment Agreement is filed as Exhibit 3.5 to this report and incorporated by reference herein.

     On January 13, 2005, the Company also entered into a letter agreement, dated as of January 10, 2005 (the "Letter Agreement"), with Fortis concerning certain corporate governance matters. The Letter Agreement will become effective upon the closing of the Offering. Under the Letter Agreement, if at any time while there are no vacancies on the Company's 12-member board of directors (the "Board"), the Board or a committee thereof, adopts a resolution (i) recommending to the Company's shareholders that a particular candidate be elected to the Board to replace one of the Fortis designees on the Board or (ii) appointing to the Board a new member, then Fortis will cause one of the Fortis designees to resign from the Board promptly following the adoption of such resolution. In addition, the Letter Agreement provides that if at any time Fortis ceases to own more than 5% of the Company's outstanding common stock, Fortis will promptly cause any remaining Fortis designees to resign from the Board. The Letter Agreement further provides that if at any time while at least one Fortis designee remains on the Board, the Board, including any Fortis designee, votes in favor of certain significant corporate actions, Fortis will agree to votes its shares of the Company's common stock in favor of any such actions. The Letter Agreement is filed as Exhibit 3.6 to this report and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

     Pursuant to the Termination and Amendment Agreement described above under
Item 1.01, the Shareholders' Agreement will be terminated effective upon the closing of the Offering. The Shareholders' Agreement provides that (i) so long as Fortis owns at least 10% of the Company's outstanding common stock, Fortis will have the right to nominate two designees to the Board and (ii) so long as Fortis owns less than 10% but at least 5% of the Company's outstanding common stock, Fortis will have the right to nominate one designee to the Board. In addition, under the Shareholders' Agreement, for so long as Fortis continues to own at least 10% of the Company's outstanding common stock, certain significant corporate actions may only be taken with the approval of Fortis, as stockholder.

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Item 9.01. Financial Statements and Exhibits.

      (c)  Exhibits

     The following Exhibits are filed herewith as part of this report:

Exhibit No.          Description
-----------          -----------------------------------------------------------
3.5                  Termination and Amendment Agreement between Assurant, Inc.
                     and Fortis Insurance N.V. (incorporated by reference from Exhibit 3.5 to Assurant, Inc.'s Registration Statement on
                     Form S-1/A (File No. 333-121820) and amendments thereto, originally filed on January 10, 2005).

3.6 Letter Agreement between Assurant, Inc. and Fortis Insurance N.V. (incorporated by reference from Exhibit 3.6 to Assurant, Inc.'s Registration Statement on Form S-1/A (File No. 333-121820) and amendments thereto, originally filed on January 10, 2005).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Assurant, Inc.

                                      By:  /s/ Katherine Greenzang
                                           -------------------------------------
                                           Name:  Katherine Greenzang
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


Dated: January 13, 2005

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